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Exhibit 10.20

LICENSE AGREEMENT

Effective as of August 16, 2004
RE: Harvard Cases # 1960, 2210, 2288, 2360, 2361

In consideration of the mutual promises and covenants set forth below, the parties hereto, the President and Fellows of Harvard College, a charitable corporation of the Commonwealth of Massachusetts ("HARVARD") with a business address of 25 Shattuck Street, Boston, MA 02115 and Sirtris Pharmaceuticals, Inc. ("LICENSEE"), a Delaware Corporation with a business address of 1000 Winter Street, Suite 3350, Waltham, MA 02451, agree as follows:

ARTICLE I
DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1
ACADEMIC RESEARCH PURPOSES: use of PATENT RIGHTS and/or KNOW-HOW for academic research or other not-for-profit scholarly purposes which are undertaken at a non-profit or governmental institution that does not use the PATENT RIGHTS and/or KNOW-HOW in the production or manufacture of products for sale or the performance of services for a fee.

1.2
AFFILIATE: any entity which controls, is controlled by, or is under common control with a party by ownership or control of at least fifty percent (50%) of the voting stock or other ownership. Unless otherwise specified, the term LICENSEE includes AFFILIATES.

1.3
FIELD: All fields excluding ACADEMIC RESEARCH PURPOSES and HARVARD ACADEMIC RESEARCH PURPOSES.

1.4
HARVARD: President and Fellows of Harvard College, a charitable corporation having an office at the Office of Technology Licensing and Industry Sponsored Research, Harvard Medical School, 25 Shattuck Street, Suite 414, Boston, MA, 02115.

1.5
HARVARD ACADEMIC RESEARCH PURPOSES: use of PATENT RIGHTS and/or KNOW-HOW for academic research or other not-for-profit scholarly purposes which are undertaken at HARVARD that does not use the PATENT RIGHTS and/or KNOW-HOW in the production or manufacture of products for sale or the performance of services for a fee.

1.6
NON-EXCLUSIVE KNOW-HOW: All confidential technology proprietary to HARVARD, whether patentable or not, discovered, invented or developed during the course of performing research in the laboratory of David Sinclair directly related to any patent application or patent included in the PATENT RIGHTS and which is necessary or useful for the manufacture, use or sale of any product covered by any such patent application or patent that HARVARD is in possession of as of the date of this Agreement.

1.7
EXCLUSIVE KNOW-HOW: All confidential technology including tangible materials proprietary to HARVARD whether patentable or not, to the extent owned or controlled by HARVARD that is discovered, invented or developed during the course of performing research in David Sinclair's laboratory and that directly relates to the discovery, characterization or uses of a serum factor(s) whose presence or absence mediates the biological effects of calorie restriction in animals.

1.8
KNOW-HOW means EXCLUSIVE KNOW-HOW and NON-EXCLUSIVE KNOW-HOW.

1.9
LICENSED PROCESSES: the processes covered by PATENT RIGHTS or processes utilizing KNOW-HOW or some portion thereof.

[*]  =  Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

1.10
LICENSED KNOW-HOW PRODUCTS: products or processes, the development, manufacture, use or sale of which utilizes the EXCLUSIVE KNOW-HOW; provided that, if any such product or process is included within the definition of a LICENSED PATENT PRODUCT, such product or process shall be deemed to be a LICENSED PATENT PRODUCT and not a LICENSED KNOW-HOW PRODUCT.

1.11
LICENSED PATENT PRODUCTS: products or processes the manufacture, use or sale of which in the absence of a license from HARVARD, would infringe a VALID CLAIM of the PATENT RIGHTS.

1.12
LICENSED PRODUCTS: LICENSED KNOW-HOW PRODUCTS and LICENSED PATENT PRODUCTS.

1.13
LICENSEE: Sirtris Pharmaceuticals Inc., a corporation organized under the laws of Delaware having its principal offices at 1000 Winter Street, Suite 3350, Waltham, MA 02451.

1.14
NET SALES: the amount billed, invoiced or received (whichever occurs first) for sales, leases, or other transfers of LICENSED PRODUCTS by LICENSEE or its AFFILIATES, less:

(a)
customary trade, quantity or cash discounts and non-affiliated brokers' or agents' commissions actually allowed and taken;

(b)
amounts repaid or credited by reason of rejection or return;

(c)
to the extent separately stated on purchase orders, invoices, or other documents of sale, taxes levied on and/or other governmental charges made as to production, sale, transportation, delivery or use and paid by or on behalf of LICENSEE or AFFILIATES; and

(d)
reasonable charges for delivery or transportation provided by third parties, if separately stated.

    NET SALES also includes the fair market value of any non-cash consideration received by LICENSEE or AFFILIATES for the sale, lease, or transfer of LICENSED PRODUCTS.

    In the event a LICENSED PRODUCT is sold as a COMBINATION PRODUCT as defined below, NET SALES of the COMBINATION PRODUCT will be calculated by multiplying the NET SALES of the COMBINATION PRODUCT by the fraction A/(A+B), where A is the gross invoice price of the LICENSED PRODUCT when sold separately and B is the gross invoice price of the other product(s) included in the COMBINATION PRODUCT when sold separately. In the event that there have been no separate sales of a LICENSED PRODUCT but there have been separate sales of all of the other product(s) in the COMBINATION PRODUCT, NET SALES shall be the difference between the gross selling price of the COMBINATION PRODUCT and that of the other product(s). In the event that not all of the other product(s) included in a COMBINATION PRODUCT have had separate sales, NET SALES will be calculated by multiplying the NET SALES of the COMBINATION PRODUCT by the fraction C/(C+D), where C is the fully burdened manufacturing cost of the LICENSED PRODUCT and D is the fully burdened manufacturing cost of the other product(s) contained in the COMBINATION PRODUCT, such cost being calculated in accordance with U.S. generally accepted accounting principles. As used above, the term "COMBINATION PRODUCT" means any product that comprises a LICENSED PRODUCT and other therapeutically or diagnostically active compounds or ingredients, or components of a delivery system, that are not LICENSED PRODUCTS.

1.15
SUBLICENSE INCOME: (a) Royalty payments made to LICENSEE for sale of LICENSED PRODUCT by sublicensees, and (b) sublicense issue fees, sublicense maintenance fees, sublicense milestone payments, any premiums in excess of market value for equity investments in LICENSEE made by any sublicensee and similar non-royalty payments made by sublicensees to LICENSEE on. account of sublicenses pursuant to this Agreement; provided that, in either case, SUBLICENSE INCOME shall only include such payments to the extent that they relate specifically to the grant of a sublicense of the rights hereunder and shall not include any payments not described above and shall specifically exclude payments made in connection with or as reimbursement for research and development, patent prosecution and maintenance, and marketing; sales or promotion activities.

1.16
PATENT RIGHTS: The patents and patent applications described on Exhibit A hereto, as such Exhibit A may be amended pursuant to Section 7.3 hereof, as well as, for all such patents and patent applications, the inventions described and claimed therein, and any divisions or continuations, continuations-in-part (to the extent the claims are directed to subject matter specifically described in such patents or patent applications or are dominated by the claims of the existing PATENT RIGHTS or relate to EXCLUSIVE KNOW-HOW), patents issuing thereon or reissues thereof, and any and all foreign patents and patent applications corresponding thereto, all to the extent owned or controlled by HARVARD. In the event that separate patent application(s) not included in the foregoing are filed covering EXCLUSIVE KNOW-HOW pursuant to Section 7.3, such applications, the inventions described and claimed therein, and any divisions or continuations, continuations-in-part (to the extent the claims are directed to subject matter specifically described in such patents or patent applications or are dominated by the claims of the existing PATENT RIGHTS), patents issuing thereon or reissues thereof, and any and all foreign patents and patent applications corresponding thereto shall be included in HARVARD Case Number 2361 and shall be included in PATENT RIGHTS. The parties agree that the relative valuation of the PATENT RIGHTS corresponding to the case numbers listed in Exhibit A are as follows unless modified per Section 7.3. The parties agree that the relative valuation of the PATENT RIGHTS corresponding to the case numbers listed in Exhibit A are as follows:

Case No.	Relative Valuation (%)
1960	10
2210	30
2288	25
2360	10
2361	25

Total	100
1.17
TERRITORY: Worldwide.

1.18
THERAPEUTIC AREA: The therapeutic areas listed on Exhibit B hereto.

1.19
VALID CLAIM: a pending or issued and unexpired claim of the PATENT RIGHTS that shall not have been irrevocably abandoned or declared invalid in an unappealable decision of a court or other authority of competent jurisdiction; provided that, any pending claim shall not be considered a VALID CLAIM if it is not be prosecuted in good faith by HARVARD or if it has not been issued within five (5) years after the first filing thereof and provided further, that any pending claim that issues more than 5 years after the first filing thereof shall thereafter be considered a VALID CLAIM upon. such issuance subject to and in accordance with this Section.

1.20
The terms "Public Law 96-517" and "Public Law 98-620" include all amendments to those statutes.

1.21
The terms "sold" and "sell" include, without limitation, leases and other transfers and similar transactions.

ARTICLE II
REPRESENTATIONS

2.1
HARVARD is the owner of the entire right, title and interest in U.S. patent applications corresponding to HARVARD Case Numbers 1960, 2360, 2361 described in Exhibit A hereto, in the foreign patent applications corresponding thereto, and in the inventions described and claimed therein and in the KNOW-HOW. HARVARD and the Massachusetts General Hospital ("MGH") are co-owners of entire right, title and interest in U.S. patent applications corresponding to HARVARD Case Number 2288 described in Exhibit A hereto, in the foreign patent applications corresponding thereto, and in the inventions described and claimed therein, and have entered into an interinstitutional agreement that provides HARVARD the right to license MGH's right, title and interest in such patent applications and inventions. HARVARD is the owner of an equal undivided share along with BIOMOL International L.P. (and any successor entity) ("BIOMOL"), of the right, title and interest in the U.S. patent applications corresponding to HARVARD Case Numbers 2210 described in Exhibit A hereto.

2.2
HARVARD has the authority to issue the licenses under PATENT RIGHTS and the KNOW-HOW as set forth in this Agreement and limited per the Sections of this Article II.

2.3
HARVARD is committed to the policy that ideas or creative works produced at HARVARD should be used for the greatest possible public benefit, and believes that every reasonable incentive should be provided for the prompt introduction of such ideas into public use, all in a manner consistent with the public interest.

2.4
LICENSEE intends to diligently develop the PATENT RIGHTS and EXCLUSIVE KNOW-HOW and to bring products to market which are subject to this Agreement.

2.5
LICENSEE is desirous of obtaining an exclusive license in the TERRITORY and in the FIELD in order to practice the above-referenced invention covered by PATENT RIGHTS and EXCLUSIVE KNOW-HOW, and to manufacture, use and sell in the commercial market the products made in accordance therewith.

ARTICLE III
GRANT OF RIGHTS

3.1
HARVARD hereby grants to LICENSEE and LICENSEE accepts, subject to the terms and conditions hereof, in the TERRITORY and in the FIELD:

(a)
an exclusive commercial license under PATENT RIGHTS,

(b)
an exclusive commercial license under the EXCLUSIVE KNOW-HOW, and

(c)
a non-exclusive license under the NON-EXCLUSIVE KNOW-HOW

  to make and have made, to use and have used, to sell and have sold the LICENSED PRODUCTS, and to practice the LICENSED PROCESSES. Such licenses shall include the right to grant sublicenses subject to HARVARD's approval, such approval not to be unreasonably withheld, and provided that sublicensees shall not further sublicense without HARVARD's approval, not to be unreasonably withheld. In order to provide LICENSEE with commercial exclusivity for so long as the license under PATENT RIGHTS and EXCLUSIVE KNOW-HOW remains exclusive, HARVARD agrees that it will not grant licenses under PATENT RIGHTS and EXCLUSIVE KNOW-HOW to others in the FIELD except as required by HARVARD's obligations in Section 3.2(a) or as permitted in Section 3.2(b) and that it will not disclose EXCLUSIVE KNOW-HOW to others for any commercial purpose in the FIELD,

3.2
The granting and exercise of this license is subject to the following conditions:

(a)
HARVARD's "Statement of Policy in Regard to Inventions, Patents and Copyrights," dated August 10, 1998, the provisions of Public Law 96-517, Public Law 98-620 and HARVARD's obligations under agreements with sponsors of research. Any right granted in this Agreement greater than that permitted under Public Law 96-517, or Public Law 98-620, shall be subject to modification as may be required to conform to the provisions of those statutes.

(b)
HARVARD reserves the right within the FIELD to

(i)
make and use for HARVARD ACADEMIC RESEARCH PURPOSES the subject matter described and claimed in PATENT RIGHTS and EXCLUSIVE KNOW-HOW; and

(ii)
grant to other non-profit institutions non-exclusive licenses to make and use for ACADEMIC RESEARCH PURPOSES the subject matter described and claimed in PATENT RIGHTS and EXCLUSIVE KNOW-HOW; provided that HARVARD shall promptly notify LICENSEE of the identity of any licensee to which a license is granted by HARVARD under this clause.

  (c)
  LICENSEE shall use diligent efforts to effect introduction of the LICENSED PRODUCTS into the commercial market as soon as practicable, consistent with sound and reasonable business practice and judgment; thereafter, until the expiration of this Agreement, LICENSEE shall endeavor to keep LICENSED PRODUCTS reasonably available to the public.

  (d)
  At any time after five (5) years from the effective date of this Agreement, HARVARD may render this license non-exclusive or terminate this license if, in HARVARD's reasonable judgment, the Progress Reports furnished by LICENSEE per Article 5.1 do not demonstrate that LICENSEE or its sublicensees:

  (i)
  have put the licensed subject matter into commercial use in the country or countries hereby licensed, directly or through a sublicense, and is keeping the licensed subject matter reasonably available to the public; or

  (ii)
  are engaged in research, development, manufacturing, marketing or sublicensing activity appropriate to achieving 3.2(d)(i).

    Before rendering this license non-exclusive or terminating it, HARVARD will provide LICENSEE with written notice and permit LICENSEE 60 days to submit any missing or revised Progress Reports. In the event that LICENSEE objects to HARVARD's determination as to LICENSEE's compliance with (i) or (ii) above, the parties shall attempt to resolve such disagreement for a period of not less than thirty (30) days. If at the end of such 30-day period, the parties have not reach agreement, the matter shall be submitted to binding arbitration in Boston, MA before a single arbitrator in accordance with the rules of the American Arbitration Association. HARVARD shall not be permitted to render this license non-exclusive nor terminate this license during the period of any such dispute.

  (e)
  In all sublicenses or sub-sublicenses granted by LICENSEE or any sublicense hereunder, LICENSEE shall include a requirement that the sublicensee use efforts consistent with those required to be used by LICENSEE hereunder to bring the subject matter of the sublicense into commercial use as quickly as is reasonably possible to the extent required hereunder. LICENSEE shall further provide in such sublicenses that such sublicenses are subject and subordinate to the applicable terms and conditions of this Agreement. Copies of all sublicense agreements shall be provided promptly to HARVARD; provided that, LICENSEE may redact such sublicense agreements to omit confidential portions of such sublicense agreements (but shall not redact any such agreement so as to prevent HARVARD from confirming compliance by LICENSEE hereunder or reasonably exercise its rights under Article 3.1 to approve such sublicenses).

  (f)
  If, following the fourth (4th) anniversary of the Effective Date, LICENSEE is unable or unwilling to grant sublicenses outside the field of human therapeutics, diagnostics or vaccines, either as suggested by HARVARD or by a potential sublicensee or otherwise, then HARVARD may directly license such potential sublicensee unless, in HARVARD's reasonable judgment, such license would be contrary to sound and reasonable business practice and the granting of such license would not materially increase the availability to the public of LICENSED PRODUCTS, in which event the FIELD definition in this Agreement shall be modified as appropriate to enable HARVARD to grant such license.

  (g)
  During the period of exclusivity of this license in the United States, LICENSEE shall cause any LICENSED PRODUCT produced for sale in the United States to be manufactured substantially in the United States unless a waiver is obtained from the U.S. National Institutes of Health.

3.3
All rights reserved to the United States Government and others under Public Law 96-517, and Public Law 98-620, shall remain and shall in no way be affected by this Agreement.

3.4
The provisions of this Article 3 and other provisions of this Agreement relevant to LICENSEE's obligations and HARVARD's rights under this Article 3 shall apply individually to each HARVARD case listed in Exhibit A and the corresponding patents, patent applications and KNOW-HOW. As an illustration without limiting the applicability of the foregoing, HARVARD shall have the right per Article 3(d) to render non-exclusive or terminate the license under any individual group of PATENT RIGHTS corresponding to a particular HARVARD Case Number without affecting LICENSEE's rights under other licensed PATENT RIGHTS.

ARTICLE IV
PAYMENTS

4.1	(a)	LICENSEE shall pay to HARVARD a non-refundable license issue fee in the sum of One Hundred Thousand dollars ($100,000) within fifteen (15) business days following the execution of this Agreement
(b)
Within fifteen days following the execution of this Agreement, LICENSEE shall reimburse HARVARD for all patent costs accrued through the Effective Date relating to PATENT RIGHTS pursuant to Article VII below.
4.2	(a)
LICENSEE shall pay to HARVARD for the applicable period specified herein a royalty of (i) [*] of NET SALES by LICENSEE of LICENSED PATENT PRODUCTS and (ii) [*] of NET SALES by LICENSEE or any sublicensee of LICENSED KNOW-HOW PRODUCTS.
(b)
If the license pursuant to this Agreement is converted to. a non-exclusive, all payments due to HARVARD pursuant to Sections 4.2 through 4.6 shall be reduced to the lesser of (i) [*] of the amount of the payment otherwise due and (ii) the corresponding payment to be paid by other licensees under other non-exclusive licenses, if any, granted by HARVARD in the same field and territory.
	(c)	On sales between LICENSEE and its AFFILIATES for resale, the royalty shall be paid on the NET SALES of the AFFILIATE.
4.3
No later than each of the anniversaries of the effective date of this Agreement specified below, LICENSEE shall pay to HARVARD a non-refundable license maintenance royalty and/or advance on royalties equal to the amount for the applicable anniversary specified below. Such payments may be credited against running royalties due for that calendar year and Royalty Reports shall reflect such a credit. Such payments shall not be credited against milestone payments (if any) nor against royalties due for any subsequent calendar year.

Anniversary	Amount
2nd Anniversary through 5th Anniversary	[*]
6th Anniversary through 10th Anniversary	[*]
11th Anniversary and thereafter	[*]

4.4
LICENSEE shall also pay HARVARD the amount specified below within fifteen (15) days of the first occurrence of each of the events specified below.

Event	Amount
A. Initiation of the first clinical trial of a LICENSED PATENT PRODUCT	[*]
B. Filing of a New Drug Application with the United States Food and Drug Administration (or the equivalent in Japan or with the EMEA) for a LICENSED PATENT PRODUCT	[*]

C. Receipt of marketing approval (including, to the extent applicable, pricing approval) from the United States Food and Drug Administration, the EMEA or the equivalent Japan regulatory authority for a LICENSED PATENT PRODUCT	[*]
D. First commercial sale following receipt of marketing approval in the United States, Japan or any of France, Germany, Italy, Spain or the United Kingdom of a LICENSED PATENT PRODUCT	[*]

        In addition to the payments described above, LICENSEE shall also pay to HARVARD an amount equal to [*] of the amounts set forth above in this Section within fifteen (15) days of the occurrence of each of the events described in this Section with respect to a LICENSED KNOW-HOW PRODUCT.

        Notwithstanding anything else contained herein, (a) the first two milestone payments described above shall only be paid with respect to the first occurrence of each such event with respect to a LICENSED PATENT PRODUCT or LICENSED KNOW-HOW PRODUCT and not with respect to any subsequent event with respect to any other LICENSED PRODUCT, and (b) the last two milestone payments described above shall be paid with respect to each LICENSED PRODUCT that is a different chemical entity from any other for which such milestones have been previously paid and that is approved for a THERAPEUTIC AREA for which such milestone payments have not been previously paid.

4.5
(a) In the case of sublicenses granted hereunder, LICENSEE shall pay to HARVARD the percentage of SUBLICENSE INCOME, other than royalty payments made to LICENSEE for sale of LICENSED PRODUCT by sublicensees, specified below based on the time that any such sublicense is granted as described below:

  (i)
  prior to submission of IND application to the FDA for a LICENSED PRODUCT, LICENSEE shall pay to HARVARD [*] of SUBLICENSE INCOME,

  (ii)
  after filing of IND application to the FDA for any LICENSED PRODUCT but prior to completion of collection of data for all patients enrolled in a Phase II clinical trial sufficient to enable commencement of a Phase III clinical trial for a LICENSED PRODUCT, LICENSEE shall pay to HARVARD [*] of SUBLICENSE INCOME,

  (iii)
  after completion of collection of data for all patients enrolled in a Phase II clinical trial sufficient to enable commencement of a Phase III clinical trial for a LICENSED PRODUCT, LICENSEE shall pay to HARVARD [*] of SUBLICENSE INCOME.

  (iv)
  For the avoidance of doubt, the parties agree that the reduction in sublicense payments from the [*] level described in Section 4.5(a)(i) upon the attainment of the level of development specified in Section 4.5a (ii) and (iii) above shall only apply to a sublicense under PATENT RIGHTS corresponding to the HARVARD case of Exhibit A to which such level of development appertains, and not to sublicenses of any other PATENT RIGHTS.

  (v)
  For all sublicenses outside the field of human therapeutics, LICENSEE shall pay to HARVARD [*] of SUBLICENSE INCOME.

  (b) In the case of sublicenses granted hereunder, LICENSEE shall pay to HARVARD [*] of royalty payments made to LICENSEE for sale of LICENSED PRODUCT by sublicensees.

4.6
(a) Should LICENSEE be required to pay royalties to a third party(ies) for the manufacture or sale of a LICENSED PRODUCT, the payments otherwise due HARVARD under Section 4.2 above for that LICENSED PRODUCT only shall be reduced by [*] of the royalties paid to such third parties; provided that the maximum amount of such reduction shall not exceed [*] of the payments otherwise due HARVARD under Section 4.2.

  (b) Should LICENSEE be required to pay royalties to a third party(ies) for the manufacture or sale of a LICENSED PRODUCT, the payments otherwise due HARVARD under Section 4.5(b) above for that LICENSED PRODUCT only shall be reduced by [*] of the royalties paid to such third parties; provided that the percentage of royalty payments made to LICENSEE which is paid to HARVARD pursuant to Section 4.5(b) shall not be less than [*], unless one of the third parties to which royalty payments are required as described above in this clause (c) is BIOMOL, in which case the percentage of royalty payments made to LICENSEE which is paid to HARVARD pursuant to Section 4.5(b) shall not be less than [*].

  (c) Should LICENSEE be required to pay milestone payments or a percentage of LICENSEE's sublicense income to BIOMOL, the payments otherwise due HARVARD under Sections 4.4 and 4.5(a) above for such milestone or sublicense, respectively, shall be reduced by [*] of the dollar amount of the amounts paid to BIOMOL; provided that the maximum amount of such reduction shall not exceed [*] of the payments otherwise due HARVARD under Section 4.4 and 4.5(a).

4.7
(a) Within five (5) business days following the execution of this Agreement, LICENSEE shall issue to HARVARD 400,000 shares of its Common Stock, $.001 par value per share, and LICENSEE thereafter shall issue any additional shares of Common Stock as may be necessary to maintain HARVARD's ownership, following any such issuance, equal to no less than four percent (4%) of the total number of shares of LICENSEE'S Common Stock outstanding on a Fully Diluted Basis (as defined below) until such time as LICENSEE has completed its first equity financing that raises at least $2.5 million in cash in one or a series of closings; provided that, in the event LICENSEE raises a total of more than $2.5 million in such equity financing, LICENSEE shall be required to issue to HARVARD only so many additional shares of Common Stock, if any, as are necessary so that HARVARD would have owned 4% of the total number of shares of LICENSEE'S Common Stock that would have been outstanding on a Fully Diluted Basis (following the additional issuance to HARVARD) had LICENSEE sold only $2.5 million of capital stock in that financing (and not the amount in excess of $2.5 million that was also sold). HARVARD acknowledges that all certificates representing the shares described in this Section may bear customary securities legends requiring compliance with the Securities Act of 1933 and related state securities laws upon any transfer of such shares. LICENSEE represents and warrants to HARVARD that (i) all shares of Common Stock issued to LICENSEE under this Agreement, when issued, will be duly and validly issued, fully paid and non-assessable; (ii) neither issuance of such shares nor compliance by LICENSEE with the provisions of this Agreement will violate or breach, or conflict with, any law, regulation, order, agreement, instrument or obligation by which LICENSEE or any of its property is bound or affected; and (iii) LICENSEE has provided HARVARD with (A) a capitalization table showing accurately all shares of LICENSEE'S capital stock that will be outstanding on a Fully Diluted Basis immediately following the issuance to HARVARD of the 400,000 shares of Common Stock required to be issued initially hereunder and (B) a true and correct copy of LICENSEE'S charter and by-laws as amended through the date of this Agreement. For purposes of this Section, the number of shares of Common Stock outstanding on a "Fully Diluted Basis" at any time shall include (1) all then outstanding shares of Common Stock, whether or not fully vested, (2) all shares of Common Stock acquirable, directly or indirectly, upon exercise or conversion of any then outstanding securities or rights, whether or not such securities or rights are then exercisable or convertible, (3) all shares of Common Stock that would be outstanding or acquirable, directly or indirectly, upon the issuance (and exercise or conversion, if applicable) of all securities reserved for issuance under any stock purchase, stock option or other compensatory benefit plan of LICENSEE, and (4) all shares of Common Stock then held in treasury by LICENSEE or acquirable, directly or indirectly, upon exercise or conversion of any securities then held in treasury, whether or not such securities are then exercisable or convertible.

  (b) LICENSEE shall permit HARVARD to have one representative attend each regularly scheduled meeting of the Board of Directors of LICENSEE, and LICENSEE shall send HARVARD notice of the time and place of each such meeting in the same manner and at the same time as it sends such notice to its directors or committee members; provided that, HARVARD's representative shall not be entitled to participate in those portions of any Board meeting in which the Board goes into executive session or during which the Board is discussing matters which the Board determines in good faith present a conflict of interest for the HARVARD representative to attend, and provided further that this right of HARVARD shall terminate on the earlier of (x) the date when HARVARD ceases to own at least half of the shares of LICENSEE'S Common Stock issued to it hereunder, and (y) the date when LICENSEE becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.7
For payments due under Sections 4.2 and 4.4, when a LICENSED PRODUCT may be construed as a LICENSED PATENT PRODUCT or LICENSED KNOW-HOW PRODUCT, the higher payments due as a LICENSED PATENT PRODUCT shall apply.

ARTICLE V
REPORTING

5.1
Within ninety (90) days of the Effective Date, LICENSEE shall provide HARVARD with its one year Operating and Development Plan on a confidential basis.

5.2
No later than March 31 of each year to the term hereof, LICENSEE shall provide to HARVARD a written annual Progress Report summarizing progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the most recent twelve (12) month period ending December 31 and plans for the forthcoming year. Following the fifth (5th) anniversary of the Effective Date, such Progress Report shall be specific to each HARVARD

  Case in Exhibit A. If progress differs from that anticipated in the plan required under Section 5.1, LICENSEE shall explain the reasons for the difference and propose a modified Operating and Development Plan for HARVARD's review and approval. LICENSEE shall also provide any reasonable additional data HARVARD requires to evaluate LICENSEE's performance.

5.3
LICENSEE shall report each milestone event pursuant to Article 4.4 within fifteen (15) days of its occurrence.

5.4
LICENSEE shall report to HARVARD the date of first sale of LICENSED PRODUCTS in each country within thirty (30) days of occurrence.

5.5
(a) Following the first commercial sale of a LICENSED PRODUCT, LICENSEE shall submit to HARVARD within sixty (60) days after each six-month period ending June 30 and December 31, a Royalty Report setting forth for such half year at least the following information:

  (i)
  the number of LICENSED PRODUCTS sold by LICENSEE and its AFFILIATES in each country;

  (ii)
  total amount received for such LICENSED PRODUCTS;

  (iii)
  deductions applicable to determine the NET SALES thereof;

  (iv)
  the amount of SUBLICENSE INCOME received by LICENSEE; and

  (v)
  the amount of royalty due thereon, or, if no royalties are due to HARVARD for any reporting period, the statement that no royalties are due.

  Such report shall be certified as correct by an officer of LICENSEE and shall include a detailed listing of all deductions from royalties.

  (a)
  LICENSEE shall pay to HARVARD with each such Royalty Report the amount of royalty due with respect to such half year.

  (b)
  All payments due hereunder shall be deemed received when funds are credited to HARVARD's bank account and shall be payable by check or wire transfer in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the New York Times or the Wall Street Journal) on the last working day of each royalty period. No transfer, exchange, collection or other charges shall be deducted from such payments.

  (c)
  All such reports shall be maintained in confidence by HARVARD except as required by law; however, HARVARD may include in its usual reports annual amounts of royalties paid.

  (d)
  Late payments shall be subject to a charge of one and one-half percent (1.5%) per month, or $250, whichever is greater. Late payments that are overdue by more than one hundred eighty (180) days will be subject to additional charge of 5% of the payment otherwise due.

5.6
In the event of acquisition, merger, change of corporate name, or change of make-up, organization, or identity, LICENSEE shall notify HARVARD in writing within thirty (30) days of such event.

5.7
If LICENSEE or any AFFILIATE or sublicensee does not qualify as a "small entity" as provided by the United States Patent and Trademark Office, LICENSEE must notify HARVARD immediately.

ARTICLE VI
RECORD KEEPING

6.1
LICENSEE shall keep, and shall require its AFFILIATES and sublicensees to keep, accurate records (together with supporting documentation) of LICENSED PRODUCTS made, used or sold under this Agreement, appropriate to determine the amount of royalties due to HARVARD hereunder. Such records shall be retained for at least three (3) years following the end of the reporting period to which they relate and shall be available during normal business hours upon reasonable prior notice not more than one time in each twelve-month period for examination by an accountant selected by HARVARD, for the sole purpose of verifying reports and payments hereunder. In conducting examinations pursuant to this Section, HARVARD's accountant shall have access to all records which HARVARD reasonably believes to be relevant to the calculation of royalties under Article IV.

6.2
HARVARD's accountant shall not disclose to HARVARD any information other than information relating to the accuracy of reports and payments made hereunder.

6.3
Such examination by HARVARD's accountant shall be at HARVARD's expense, except that if such examination shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then LICENSEE shall pay the cost of such examination as well as any additional sum that would have been payable to HARVARD had the LICENSEE reported correctly, plus interest on said sum at the rate of one and one-half percent (1.5%) per month.

ARTICLE VII
DOMESTIC AND FOREIGN PATENT FILING AND MAINTENANCE

7.1
Within fifteen (15) days following the execution of this Agreement, LICENSEE shall reimburse HARVARD for all reasonable expenses HARVARD has incurred for the preparation, filing, prosecution and maintenance of PATENT RIGHTS. Thereafter LICENSEE shall reimburse HARVARD for all such future expenses upon receipt of invoices from HARVARD. HARVARD shall invoice LICENSEE for such patent expenses on a quarterly basis beginning with an invoice for patent costs accrued as of the date of execution of this Agreement. LICENSEE shall pay the invoiced amounts within thirty (30) days of receipt of each invoice.

7.2
HARVARD shall be responsible for the preparation, filing, prosecution and maintenance of any and all patent applications and patents included in PATENT RIGHTS, using counsel acceptable to HARVARD; provided that, if, at any time following the six-month anniversary of the Effective Date, LICENSEE reasonably objects to counsel selected by HARVARD, the parties shall confer and mutually agree on different counsel for the filing, prosecution of maintenance of patent applications and patents included in the PATIENT RIGHTS. HARVARD shall use reasonable and diligent efforts to keep LICENSEE timely (at least 30 days when possible) informed of decisions and deadlines and to seek and seriously consider suggestions from LICENSEE as to the preparation, filing, prosecution and maintenance of such patent applications and patents, and shall instruct counsel to promptly furnish to LICENSEE copies of documents relevant to any such preparation, filing, prosecution or maintenance in advance of any such filing.

7.3
HARVARD shall, in consultation with LICENSEE, file all patent applications covering patentable EXCLUSIVE KNOW-HOW as continuation-in-part applications to patent filings licensed hereunder or as separate patent applications; provided that in the event such applications are filed, LICENSEE hereby consents to discuss in good faith with HARVARD the relative valuations of the HARVARD Case Numbers set forth in Section 1.16 hereof and to amend Section 1.16 of Agreement to incorporate such revised valuations.

7.4
HARVARD and LICENSEE shall cooperate fully in the preparation, filing, prosecution and maintenance of PATENT RIGHTS and of all patents and patent applications licensed to LICENSEE hereunder. Each party shall provide to the other prompt notice as to all matters which come to its attention and which may affect the preparation, filing, prosecution or maintenance of any such patent applications or patents.

7.5
LICENSEE may elect not to pay expenses for the prosecution or maintenance of any patent application or patent included in the PATENT RIGHTS in any country by providing sixty (60) days written notice to HARVARD. Such notice shall not relieve LICENSEE from responsibility to pay for patent-related expenses incurred prior to the expiration of the (60) day notice period (or such longer period specified in LICENSEE's notice). Upon such notice, LICENSEE's rights under this

  Agreement in such countries shall terminate and HARVARD shall be free to license PATENT RIGHTS in such countries to third parties.

ARTICLE VIII
INFRINGEMENT

8.1
With respect to any PATENT RIGHTS that are exclusively licensed to LICENSEE pursuant to this Agreement, LICENSEE shall have the right to prosecute in its own name and at its own expense any infringement within the FIELD of such patent, so long as such license is exclusive at the time of the commencement of such action. HARVARD agrees to notify LICENSEE promptly of each infringement of such patents of which HARVARD is or becomes aware. Before LICENSEE commences an action with respect to any infringement of such patents, LICENSEE shall give careful consideration to the views of HARVARD and to potential effects on the public interest in making its decision whether or not to sue.

8.2	(a)	If LICENSEE elects to commence an action as described above, HARVARD may, to the extent permitted by law, elect to join as a party in that action. Regardless of whether HARVARD elects to join as a party, HARVARD shall cooperate fully with LICENSEE in connection with any such action.
(b)
LICENSEE shall reimburse HARVARD for any reasonable costs HARVARD incurs, including reasonable attorneys' fees, as part of an action brought by LICENSEE, irrespective of whether HARVARD becomes a co-plaintiff.
(c)
Whether or not HARVARD becomes a party in any action described in this Section, LICENSEE shall keep HARVARD reasonably informed of the progress of the action and shall give HARVARD a reasonable opportunity in advance to consult with LICENSEE and offer its views about major decisions affecting the litigation. LICENSEE shall give careful consideration to those views, but shall have the ultimate right to control the action. LICENSEE shall vigorously defend the validity and enforceability of the PATENT RIGHTS if challenged in the action, unless it has made a good faith decision to not do so.
8.3
If LICENSEE elects to commence an action as described above, LICENSEE may deduct from its royalty payments to HARVARD with respect to the patent(s) subject to suit an amount not exceeding [*] of LICENSEE's expenses and costs of such action, including reasonable attorneys' fees; provided, however, that such reduction shall not exceed [*] of the total royalty due to HARVARD with respect to the patent(s) subject to suit for each calendar year. If such [*] of LICENSEE's expenses and costs exceeds the amount of royalties deducted by LICENSEE for any calendar year, LICENSEE may to that extent reduce the royalties due to HARVARD from LICENSEE in succeeding calendar years, but never by more than [*] of the total royalty due in any one year with respect to the patent(s) subject to suit.

8.4
No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the prior written consent of HARVARD, which consent shall not be unreasonably withheld.

8.5
Recoveries or reimbursements from actions commenced by LICENSEE pursuant to this Article shall first be applied to reimburse LICENSEE and HARVARD for litigation costs not paid from royalties and then to reimburse HARVARD for royalties deducted by LICENSEE pursuant to Section 8.3. Any remaining recoveries or reimbursements shall be split [*] to LICENSEE and [*] to HARVARD.

8.6
If LICENSEE elects not to exercise its right to prosecute an infringement of the PATENT RIGHTS pursuant to this Article, HARVARD may do so at its own expense and shall control such action. LICENSEE shall cooperate fully with HARVARD in connection with any such action. HARVARD shall reimburse LICENSEE for any reasonable costs LICENSEE incurs, including reasonable attorneys' fees, as part of an action brought by HARVARD, irrespective of whether

  LICENSEE becomes a co-plaintiff. Any remaining recoveries or reimbursements shall be split [*] to HARVARD and [*] to LICENSEE.

8.7
Without limiting the generality of Section 8.6, HARVARD may, at its election and by notice to LICENSEE, establish a time limit of one hundred (100) days for LICENSEE to decide whether to prosecute any infringement of which HARVARD is or becomes aware. If, by the end of such hundred (100) day period, LICENSEE has not commenced such an action, HARVARD may prosecute such an infringement at its own expense, controlling such action and retaining all recoveries therefrom. With respect to any such infringement action prosecuted by HARVARD in good faith, LICENSEE shall pay over to HARVARD any payments (whether or not designated as "royalties") made by the alleged infringer to LICENSEE under any existing or future sublicense authorizing LICENSED PRODUCTS, up to the amount of HARVARD's unreimbursed litigation expenses (including, but not limited to, reasonable attorneys' fees).

8.8
If a declaratory judgment action is brought naming LICENSEE as a defendant and alleging invalidity of any of the,PATENT RIGHTS; LICENSEE shall have the first right to defend such action; provided that, if LICENSEE does not elect to defend such action at its own expense by written notice to HARVARD within thirty (30) days of the commencement of any such action, HARVARD may elect to take over the sole defense of the action at its own expense. The party not bringing such action shall cooperate fully with the party bringing such action in connection with any such action, and the party bringing such action shall give careful consideration to the views of the other party in connection with any such action.

ARTICLE IX
TERMINATION OF AGREEMENT

9.1
This Agreement, unless terminated as provided herein, shall remain in effect on a country by country and LICENSED PRODUCT by LICENSED PRODUCT basis until (i) with respect to each LICENSED PATENT PRODUCT, the expiration or abandonment of the last to expire or abandoned VALID CLAIM of a patent or patent application in the PATENT RIGHTS in such country covering such LICENSED PATENT PRODUCT and (ii) with respect to each LICENSED KNOW-HOW PRODUCT, twelve (12) years after the first commercial sale of such LICENSED KNOW-HOW PRODUCT in each such country.

9.2
HARVARD may terminate this Agreement as follows:

(a)
If LICENSEE does not make a payment due hereunder and fails to cure such non-payment (including the payment of interest in accordance with Section 5.4(e)) within sixty (60) days after the date of notice in writing of such non-payment by HARVARD or fails to pay the license issue fee or reimburse past (but not future) patent expenses within the time periods prescribed in Articles 4.1 and 7.1 respectively.

(b)
If LICENSEE defaults in its obligations under Sections 10.4(c) and 10.4(d) to procure and maintain insurance.

(c)
If LICENSEE shall become insolvent, shall make an assignment for the benefit of creditors, or shall have a petition in bankruptcy filed for or against it. Such termination shall be effective immediately upon HARVARD giving written notice to LICENSEE.

(d)
If LICENSEE is convicted of a felony relating to the manufacture, use, or sale of LICENSED PRODUCTS.

(e)
If, at any time after five years from the date of this Agreement, HARVARD determines that the Agreement should be terminated pursuant to Section 3.2 (d), subject to the limitations described in Section 3.2(d).

(f)
If an examination by HARVARD's accountant shows an underreporting or underpayment by LICENSEE in excess of the greater of (i) $100,000 and (ii) twenty percent (20%) of the amount otherwise due for any twelve month period.

  (g)
  Except as provided in Subsections (a), (b), (c), (d), (e) and (f) above, if LICENSEE defaults in the performance of any obligations under this Agreement and the default has not been remedied within ninety (90) days after the date of notice in writing of such default by HARVARD.

9.3
LICENSEE shall provide, in all sublicenses granted by it under this Agreement, that LICENSEE's interest in such sublicenses shall be assigned to HARVARD upon termination of this Agreement, provided the sublicense would not place any obligations on HARVARD that are greater or on the sublicense that are less than those included in this Agreement for HARVARD and LICENSEE, respectively. HARVARD agrees to the assignment and assumption of all such sublicenses on such terms upon any termination of this Agreement.

9.4
LICENSEE may terminate this Agreement by giving ninety (90) days advance written notice of termination to HARVARD. Upon termination, LICENSEE shall submit a final Royalty Report to HARVARD and any royalty payments shall become immediately payable.

9.5
Upon termination pursuant to Section 9.2 or 9.4, whether by LICENSEE or by HARVARD, LICENSEE shall cease all use of KNOW-HOW.

9.5
Sections 6.1, 6.2, 6.3, 7.1, 8.5, 9.4, 9.5, 10.2, 10.3, 10.5, 10.6, 10.8 and 10.9 of this Agreement shall survive termination.

ARTICLE X
GENERAL

10.1
HARVARD does not warrant the validity of the PATENT RIGHTS licensed hereunder and makes no representations whatsoever with regard to the scope of the licensed PATENT RIGHTS or that such PATENT RIGHTS or the KNOW-HOW may be exploited by LICENSEE, an AFFILIATE, or sublicensee without infringing other patents.

10.2
HARVARD EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR EXPRESS WARRANTIES AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PATENT RIGHTS, KNOW-HOW OR INFORMATION SUPPLIED BY HARVARD, LICENSED PROCESSES. OR LICENSED PRODUCTS CONTEMPLATED BY THIS AGREEMENT. Further, HARVARD has made no investigation and makes no representation that any materials supplied by it or the method used in making or using such materials are free from liability for patent infringement.

10.3
IN NO EVENT SHALL HARVARD BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR EXPECTED SAVINGS OR OTHER ECONOMIC LOSSES, OR FOR INJURY TO PERSONS OR PROPERTY) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS WHETHER HARVARD KNOWS OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES. HARVARD'S AGGREGATE LIABILITY FOR ALL DAMAGES OF ANY KIND RELATING TO THIS AGREEMENT OR ITS SUBJECT MATTER SHALL NOT EXCEED THE AMOUNT PAID BY LICENSEE TO HARVARD UNDER THIS AGREEMENT. The foregoing exclusions and limitations shall apply to all claims and actions of any kind, whether based on contract, tort (including but not limited to negligence), or any other grounds.

10.4
LICENSEE shall not distribute or release the KNOW-HOW to others except to further the, purposes of this Agreement. LICENSEE shall protect the KNOW-HOW at least as well as it protects its own valuable tangible property and shall take measures to protect the KNOW-HOW from any claims by third parties including creditors and trustees in bankruptcy.

10.5	(a	)	LICENSEE shall indemnify, defend and hold harmless HARVARD and its current or former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns (collectively, the "INDEMNITEES"), from and against any claim, liability, cost, expense, damage, deficiency, loss or obligation of any kind or nature (including, without limitation, reasonable attorney's fees and other costs and expenses of litigation) (collectively, "Claims"), based upon, arising out of, or otherwise relating to this Agreement, including without limitation any cause of action relating to product liability concerning any product, process, or service made, used or sold pursuant to any right or license granted under this Agreement; [*].
	(b	)
LICENSEE shall, at its own expense except as set forth in the proviso in clause (a) above, provide attorneys reasonably acceptable to HARVARD to defend against any actions brought or filed against any Indemnitee hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.
	(c	)
Beginning at the time any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by LICENSEE or by a sublicensee, AFFILIATE or agent of LICENSEE, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate and naming the Indemnitees as additional insureds. During clinical trials of any such product, process or service, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in such equal or lesser amount as HARVARD shall require consistent with its internal policies, naming the Indemnitees as additional insureds. Such commercial general liability insurance shall provide: (i) product liability coverage; and (ii) broad form contractual liability coverage for LICENSEE's indemnification under this Agreement. If LICENSEE elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate) such self-insurance program must be acceptable to HARVARD and the Risk Management Foundation of the Harvard Medical Institutions, Inc. in their reasonable discretion. The minimum amounts of insurance coverage required shall not be construed to create a limit of LICENSEE's liability with respect to its indemnification under this Agreement.
	(d	)
LICENSEE shall provide HARVARD with written evidence of such insurance upon request of HARVARD. LICENSEE shall provide HARVARD with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if LICENSEE does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, HARVARD shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.
	(e	)
LICENSEE shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during: (i) the period that any product, process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold by LICENSEE or by a sublicensee, AFFILIATE or agent of LICENSEE; and (ii) a reasonable period after the period referred to in Subsection (e)(i) above which in no event shall be less than fifteen (15) years.
10.6
LICENSEE shall not use HARVARD's name or insignia, or any adaptation of them, or the name of any of HARVARD's inventors in any advertising, promotional or sales literature without the prior written approval of HARVARD.

10.7
Without the prior written approval of HARVARD in each instance, neither this Agreement nor the rights granted hereunder shall be transferred or assigned in whole or in part by LICENSEE to any person whether voluntarily or involuntarily, by operation of law or otherwise, except that LICENSEE may assign this agreement in connection with any merger, reorganization, consolidation or sale of all or substantially all of the outstanding capital stock or assets of LICENSEE. This Agreement shall be binding upon the respective successors, legal representatives and assignees of HARVARD and LICENSEE.
10.8	The interpretation and application of the provisions of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.
10.9
LICENSEE shall comply with all applicable laws and regulations. In particular, it is understood and acknowledged that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations among other things, prohibit or require a license for the export of certain types of technical data to certain specified countries. LICENSEE hereby agrees and gives written assurance that it will comply with all United States laws and regulations controlling the export of commodities and technical data, that it will be solely responsible for any violation of such by LICENSEE or its AFFILIATES or sublicensees, and that it will defend and hold HARVARD harmless in the event of any legal action of any nature occasioned by such violation.
10.10
LICENSEE agrees: (i) to obtain all regulatory approvals required for the manufacture and sale of LICENSED PRODUCTS and LICENSED PROCESSES; and (ii) to utilize appropriate patent marking on such LICENSED PRODUCTS. LICENSEE also agrees to register or record this Agreement as is required by law or regulation in any country where the license is in effect.
10.11
Any notices to be given hereunder shall be sufficient if signed by the party (or party's attorney) giving same and either: (i) delivered in person; (ii) mailed certified mail return receipt requested; or (iii) faxed to other party if the sender has evidence of successful transmission and if the sender promptly sends the original by ordinary mail, in any event to the following addresses:

  If to LICENSEE:

    Sirtris Pharmaceuticals, Inc.
    1000 Winter Street
    Suite 3350
    Waltham, MA 02451
    Fax: (781) 290-0880

  With a copy to:

    Marc A. Rubenstein
    Ropes & Gray LLP
    One International Place
    Boston, MA 02110
    Fax: (617) 951-7050

  If to HARVARD:

    Harvard Medical School
    25 Shattuck St, Gordon Hall 414
    Office of Technology Licensing
    Boston, MA 02115
    Fax: (617) 432-2788

  With a copy to:

    Harvard University
    Office of Technology and Trademark
    Licensing Holyoke Center, Suite 727
    1350 Massachusetts Ave.
    Cambridge, MA 02138
    Fax: (617) 495-9568

  By such notice either party may change their address for future notices.

  Notices delivered in person shall be deemed given on the date delivered. Notices sent by fax shall be deemed given on the date faxed. Notices mailed shall be deemed given on the date postmarked on the envelope.

10.12
Should a court of competent jurisdiction later hold any provision of this Agreement to be invalid, illegal, or unenforceable, and such holding is not reversed on appeal, it shall be considered severed from this Agreement. All other provisions, rights and obligations shall continue without regard to the severed provision, provided that the remaining provisions of this Agreement are in accordance with the intention of the parties.

10.13
In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties shall try to settle such conflict amicably between themselves. Subject to the limitation stated in the final sentence of this Section, any such conflict which the parties are unable to resolve promptly shall be settled through arbitration conducted in accordance with the rules of the American Arbitration Association. The demand for arbitration shall be filed within a reasonable time after the controversy or claim has arisen, and in no event after the date upon which institution of legal proceedings based on such controversy or claim would be barred by the applicable statute of limitation. Such arbitration shall be held in Boston, Massachusetts. The award through arbitration shall be final and binding. Either party may enter any such award in a court having jurisdiction or may make application to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either party may, without recourse to arbitration, assert against the other party a third-party claim or cross-claim in any action brought by a third party, to which the subject matter of this Agreement may be relevant.

10.14
This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages. This Agreement may be executed by facsimile signature pages.

10.15
This Agreement constitutes the entire understanding between the parties and neither party shall be obligated by any condition or representation other than those expressly stated herein or as may be subsequently agreed to by the parties hereto in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

PRESIDENT AND FELLOWS OF HARVARD COLLEGE	SIRTRIS PHARMACEUTICALS, INC.
/s/ O. PREM DAS O. Prem Das, Director Office for Technology Licensing	/s/ CHRISTOPH WESTPHAL Signature
Christoph Westphal Name
8/16/04 Date	Chief Executive Officer Title
8/16/04 Date

EXHIBIT A

[*]

EXHIBIT B

Therapeutic Areas

Cardiovascular
Neurology/CNS
Endocrinology/metabolism
Obesity
Oncology
Rheumatology
Allergy/immunology
Dermatology
Gastroenterology
Infectious disease
Ophthalmology
Pulmonology/respiratory
Genito-urinary/nephrology
Hematology
All others

        For clarification, each Therapeutic Area includes, but is not limited to, the following indications:

Cardiovascular

  •
  angina
  •
  arryhythmia
  •
  arteriosclerosis/athlersclerosis
  •
  congenital heart disease
  •
  congestive heart failure
  •
  edema
  •
  heart attack
  •
  high blood pressure
  •
  stroke

Neurology/CNS

  •
  ADD
  •
  ADHD
  •
  Adrenoleukodystrophy
  •
  ALS
  •
  Alzheimers
  •
  Anxiety
  •
  Aphasia
  •
  Bell's Palsy
  •
  Cerebral palsy
  •
  Depression
  •
  Epilepsy
  •
  Huntington's disease
  •
  Insomnia
  •
  Memory
  •
  Migraine
  •
  Multiple sclerosis
  •
  Narcolepsy
  •
  Neuropathy
  •
  Parkinson's disease
  •
  Psychosis
  •
  Tay-Sachs
  •
  Vertigo

Endocrinology/metabolism

  •
  Diabetes, Type I
  •
  Diabetes, Type II
  •
  Goiter
  •
  Graves' disease
  •
  Hyperparathyroidism
  •
  Hyperthyroidism
  •
  Insulin resistance
  •
  Metabolic Syndrome X
  •
  Pheochromocytoma
  •
  Turner's syndrome

Oncology

  •
  Bladder cancer
  •
  Bone cancer
  •
  Brain cancer
  •
  Breast cancer
  •
  Cervical cancer
  •
  Colorectal cancer
  •
  Eye cancer
  •
  Hodgkin's disease
  •
  Kaposi's sarcoma
  •
  Leukemia
  •
  Lung cancer
  •
  Liver Cancer
  •
  Melanoma
  •
  Multiple myeloma
  •
  Ovarian cancer
  •
  Pancreatic cancer
  •
  Stomach cancer
  •
  Uterine cancer
  •
  Vaginal cancer
  •
  Vulvar cancer

Rheumatology/musculoskeletal

  •
  Ankylosing spondylitis
  •
  Arthritis
  •
  Ataxia
  •
  Back pain
  •
  Bursitis
  •
  Carpal tunnel syndrome
  •
  Chronic fatigue syndrome
  •
  Fibromyalgia
  •
  Gout, pseudogout
  •
  Lupus
  •
  Myositis
  •
  Osteoarthritis
  •
  Osteoporosis
  •
  Sjogren's Syndrome

Allergy/immunology

  •
  Allergy
  •
  Wegener's Granulomatosis

Dermatology

  •
  Acne
  •
  Dermatitis
  •
  Eczema
  •
  Itching
  •
  Psoriasis

Gastroenterology

  •
  GERD
  •
  Celiac disease
  •
  Cirrhosis
  •
  Ulcerative colitis
  •
  Crohn's disease
  •
  Duodenal ulcer
  •
  Fistulas
  •
  Irritable bowel syndrome

Infectious disease

  •
  Anthrax
  •
  Botulism
  •
  Candidiasis
  •
  Chagas disease
  •
  Cryptosporidiosis
  •
  Gonorrhea
  •
  Hepatitis
  •
  Herpes
  •
  HTV/AIDS
  •
  HPV
  •
  Influenza
  •
  Leishmaniasis
  •
  Listeria
  •
  Lyme disease
  •
  Malaria
  •
  Measles
  •
  Meningitis
  •
  Mononucleosis
  •
  Mumps
  •
  Parasitic disease
  •
  Plague
  •
  Pneumocycstis carinii
  •
  Pneumonia
  •
  Rabies
  •
  Roseola
  •
  RSV
  •
  Salmonella
  •
  SARS
  •
  Sepsis
  •
  Shingles
  •
  Small pox
  •
  Tetanus
  •
  Toxoplasmosis
  •
  Tuberculosis
  •
  Varicella-Zoster virus
  •
  West Nile Virus
  •
  Yellow Fever

Ophthalmology

  •
  Macular degeneration
  •
  Cataracts

Pulmonology/respiratory

  •
  Asthma
  •
  COPD
  •
  Bronchitis
  •
  Cystic fibrosis
  •
  Emphysema
  •
  Sleep apnea

Genito-urinary

  •
  Dyspareunia
  •
  End-stage renal disease
  •
  Erectile dysfunction
  •
  Interstitial cystitis
  •
  Premature ejaculation
  •
  Urinary incontinence
  •
  Kidney failure

Hematology

  •
  Anemia
  •
  Behcet's syndrome

All others

AMENDMENT NO. 1 TO LICENSE AGREEMENT

        This Amendment No. 1 to License Agreement (the "Amendment") amends to License Agreement (the "License Agreement") dated as of August 16, 2004 between Sirtris Pharmaceuticals, Inc. ("LICENSEE") and the President and Fellows of Harvard College ("HARVARD"). The General Hospital Corporation d/b/a Massachusetts General Hospital, a not-for-profit corporation of the Commonwealth of Massachusetts with a business address at 55 Fruit Street, Boston, MA 02114 is a party to this Amendment for the applicable portions of this Amendment and the License Agreement as modified hereby. Capitalized terms used but not defined herein shall have the meaning given to them in the License Agreement.

        WHEREAS LICENSEE and HARVARD have entered into the License Agreement;

        WHEREAS, LICENSEE and HARVARD desire to amend the License Agreement as set forth herein;

        NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to the License Agreement hereby agree as follows:

1.
Section 2.1 of the License Agreement is amended so that the words "Massachusetts General Hospital" appearing in such section are deleted and replaced with the words "The General Hospital Corporation d/b/a Massachusetts General Hospital."

2.
Section 3.2(b) of the License Agreement is hereby deleted in its entirety and replaced with the following:

(b)
The following rights arc reserved within the FIELD:

(i)
HARVARD's right to make and use for HARVARD ACADEMIC RESEARCH PURPOSES the subject matter described and claimed in PATENT RIGHTS and EXCLUSIVE KNOW-HOW;

(ii)
HARVARD's right to grant to other non-profit institutions non-exclusive licenses to make and use for ACADEMIC RESEARCH PURPOSES the subject matter described and claimed in PATENT RIGHTS and EXCLUSIVE KNOW-HOW; provided that HARVARD shall promptly notify LICENSEE of the identity of any licensee to which a license is granted by HARVARD under this clause; and

(iii)
MGH's right to make and use for ACADEMIC RESEARCH PURPOSES the subject matter described and claimed in the patent described by HMS Ref. No. 2288 in Exhibit A hereto (MGH Ref. No. 2533).

3.
Section 10.5(a) and 10.5(b) of the License Agreement are hereby deleted in their entirety and replaced with the following:

10.5(a)	LICENSEE shall indemnify, defend and hold harmless HARVARD and MGH and their current or former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns (collectively, the "INDEMNITEES"), from and against any claim, liability, cost, expense, damage, deficiency, loss or obligation of any kind or nature (including, without limitation, reasonable attorney's fees and other costs and expenses of litigation) (collectively, "Claims"), based upon, arising out of, or otherwise relating to this Agreement, including without limitation any cause of action relating to product liability concerning any product, process, or service made, used or sold pursuant to any right or license granted under this Agreement; [*].
10.5(b)
LICENSEE shall, at its own expense except as set forth in the proviso in clause (a) above, provide attorneys reasonably acceptable to HARVARD and MGH to defend against any actions brought or filed against any Indemnitee hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.
4.
Section 10.6 of the License Agreement is hereby deleted in its entirety and replaced with the following:

10.6	LICENSEE shall not use HARVARD's or MGH's name or insignia, or any adaptation of them, or the name of any of HARVARD's or MGH's inventors in any advertising, promotional or sales literature without the prior written approval of HARVARD or MGH, as applicable.
5.
The following Section 10.16 is added to the License Agreement:

10.16	This Agreement may be amended or modified only in by a written instrument that is signed by HARVARD and LICENSEE; provided that any amendment or modification hereof that directly and specifically affects or impairs the rights of MGH hereunder shall not be effective unless additionally signed by MGH.
6.
Miscellaneous.

a.
Except as modified hereby, the parties hereby confirm and ratify the License Agreement in all respects.

b.
This Amendment may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages. This Amendment may be executed by facsimile signature pages.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

PRESIDENT AND FELLOWS OF HARVARD COLLEGE	SIRTRIS PHARMACEUTICALS, INC.
/s/ O. PREM DAS O. Prem Das, Director Office for Technology Licensing	/s/ CHRISTOPH WESTPHAL Signature
Christoph Westphal Name
1/27/05 Date	Chief Executive Officer Title
1/30/05 Date
THE GENERAL HOSPITAL CORPORATION D/B/A MASSACHUSETTS GENERAL HOSPITAL
/s/ FRANCES TONEGUZZO Frances Toneguzzo, Director Corporate Sponsored Research & Licensing
1/17/05 Date

AMENDMENT NO. 2 TO LICENSE AGREEMENT

        This Amendment No. 2 to License Agreement (this "Amendment No. 2") is entered into as of the 2nd day of February, 2007, by and between Sirtris Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware, having its principal office at 790 Memorial Drive, Suite 104, Cambridge, MA 02139 (hereinafter "LICENSEE") and President and Fellows of Harvard College, a charitable corporation of the Commonwealth of Massachusetts, having an office at Holyoke Center, Suite 727, 1350 Massachusetts Avenue, Cambridge, MA 02138 (hereinafter "HARVARD"). The General Hospital Corporation d/b/a Massachusetts General Hospital, a not-for-profit corporation of the Commonwealth of Massachusetts with a business address at 55 Fruit Street, Boston, MA 02144 (hereinafter "MGH") is a party to this Amendment No. 2 for the applicable portions hereof and the License Agreement (as defined below) as modified hereby.

WITNESSETH:

        WHEREAS, a License Agreement (the "License Agreement") was entered into by and between LICENSEE and HARVARD on August 16, 2004;

        WHEREAS, LICENSEE, HARVARD and MGH amended the License Agreement by means of Amendment No. 1 to License Agreement on January 30, 2005 ("Amendment No. 1");

        WHEREAS, a first new invention (HARVARD Case No. 2439, entitled, "Therapeutic value of Sirtl on human neurodegenerative diseases") that relates to inventions covered by PATENT RIGHTS was made jointly by David A. Sinclair, Mihn Dang Nguyen and Kevin Bitterman of HARVARD, Li-Huei Tsai, an employee of the Howard Hughes Medical Institute (HHMI) and a faculty member of HARVARD, and Konrad T. Howitz and Robert E. Zipkin of BIOMOL Research Laboratories;

        WHEREAS, HARVARD is owner by assignment from David A. Sinclair, Mihn Dang Nguyen and Kevin Bitterman of their respective entire interests in such first new invention;

        WHEREAS, HARVARD is owner by assignment from HHMI of Li-Huei Tsai's entire interest in such first new invention;

        WHEREAS, such first new invention is covered by United States patent application *;

        WHEREAS, *;

        WHEREAS, LICENSEE holds a license under HARVARD Case No. 2210 pursuant to the License Agreement;

        WHEREAS, LICENSEE wishes to obtain a license under HARVARD Case No. 2439;

        WHEREAS, a second new invention (HARVARD Case No. 2445, entitled, "Activation of sirtuin (class III deacetylases) by the human equivalent of yeast PNC1-PBEF/NAMPT/Visfatin") that relates to inventions covered by the PATENT RIGHTS was made jointly by David A Sinclair and Kevin J. Bitterman of HARVARD;

        WHEREAS, HARVARD is owner by assignment from David A. Sinclair and Kevin J. Bitterman of their respective entire interests in such second new invention;

        WHEREAS, such second new invention is covered by United States patent application *;

        WHEREAS, *;

        WHEREAS, LICENSEE holds a license under HARVARD Case No. 1960 pursuant to the License Agreement;

        WHEREAS, LICENSEE wishes to obtain a license under HARVARD Case No. 2445; and

        WHEREAS, the parties hereto have determined that it is in their respective best interests to amend the License Agreement (1) to include a grant of rights under HARVARD's interests in each of HARVARD Case Nos. 2439 and 2445; and (2) to include certain rights of, and obligations due to, HHMI on account of certain of the licenses granted pursuant to this Amendment No. 2; and (3) to provide for payments to be made by LICENSEE to HARVARD on account of the licenses granted pursuant to this Amendment No. 2;

        NOW, THEREFORE, the parties hereto agree as follows:

  1.
  Amendment to the License Agreement.

  (a)
  Paragraph 1.3 is hereby deleted in its entirety and replaced with the following:

    "FIELD: All fields of use."

    (b)
    Paragraph 1.5 ("HARVARD ACADEMIC RESEARCH PURPOSES" defined) is hereby deleted.

    (c)
    New Paragraph 1.5 is hereby added, as follows:

    "HHMI: The Howard Hughes Medical Institute, a medical research organization having headquarters at 4000 Jones Bridge Road, Bethesda, MD 20815."

    (d)
    Paragraph 1.16 is hereby deleted in its entirety and replaced with the following:

    "PATENT RIGHTS: The patent and patent applications described in Exhibit A hereto, as such Exhibit A may be amended pursuant to Section 7.3 hereof, as well as, for all such patents and patent applications, the inventions described and claimed therein, and any divisions or continuations, continuations-in-part (to the extent the claims are directed to subject matter specifically described in such patents or patent applications or, in the case of PATENT RIGHTS that do not include an employee of HHMI as an inventor, are dominated by the claims of the existing PATENT RIGHTS or relate to EXCLUSIVE KNOW-HOW), patents issuing thereon or reissues thereof, and any and all foreign patents and patent applications corresponding thereto, all to the extent owned, either solely or with others, and controlled by HARVARD. In the event that separate patent applications(s) not included in the foregoing are filed covering EXCLUSIVE KNOW-HOW pursuant to Section 7.3, such applications, the inventions described and claimed therein, and any divisions or continuations, continuations-in-part (to the extent the claims are directed to subject matter specifically described in such patents or patent applications or, in the case of PATENT RIGHTS that do not include an employee of HHMI as an inventor, are dominated by the claims of the existing PATENT RIGHTS), patents issuing thereon or reissues thereof, and any and all foreign patents and patent applications corresponding thereto shall be included in HARVARD Case Number 2361 and shall be included in PATENT RIGHTS."

    (e)
    Subparagraph 3.2(b) is hereby deleted in its entirety and replaced with the following:

    "The following rights are reserved within the FIELD and the exclusivity of the license shall be subject to these rights:

      (i)
      HARVARD's right to make and use, and to grant other non-profit institutions the right to make and use, EXCLUSIVE KNOW-HOW and the subject matter described and claimed in the PATENT RIGHTS for ACADEMIC RESEARCH PURPOSES; provided that HARVARD shall promptly notify LICENSEE of the identity of any licensee to which a license is granted by HARVARD under this clause; and

      (ii)
      MGH's right to make and use, and to grant other non-profit institutions the right to make and use, the subject matter described and claimed in the PATENT RIGHTS that correspond to HARVARD Case Number 2288 (MGH Case Number 2533) for ACADEMIC RESEARCH PURPOSES; provided that MGH shall promptly notify LICENSEE of the identity of any licensee to which a license is granted by MGH under this clause; and

      (iii)
      HHMI's right to make and use, and to grant other non-profit institutions the right to make and use, the subject matter described and claimed in the PATENT RIGHTS that correspond to HARVARD Case Number 2439 for ACADEMIC RESEARCH

        PURPOSES; provided that HHMI shall promptly notify LICENSEE of the identity of any licensee to which a license is granted by HHMI under this clause.

    For the sake of clarity, the obligation to notify Licensee described in subsections (i)-(iii) shall not apply with respect to material transfer agreements or other agreements that do not explicitly grant a license to practice the inventions claimed in the PATENT RIGHTS."

    (f)
    Subparagraph 3.2(e) is hereby deleted in its entirety and replaced with the following:

    "In all sublicenses or sub-sublicenses granted by LICENSEE or any sublicense hereunder, LICENSEE shall include a requirement that the sublicensee use efforts consistent with those required to be used by LICENSEE hereunder to bring the subject matter of the sublicense into commercial use as quickly as is reasonably possible to the extent required hereunder. LICENSEE shall further provide in such sublicense agreements that such sublicenses are subject and subordinate to the applicable terms and conditions of this Agreement, as amended, and shall contain, among other things, all provisions necessary to ensure LICENSEEs ability to perform its obligations under this Agreement and a clause substantially the same as the provisions of Paragraph 10.5 that shall also state that the INDEMNITEES and/or HHMI INDEMNITEES (as appropriate depending on which PATENT RIGHTS are sublicensed) are intended third party beneficiaries of such sublicense agreement for the purpose of enforcing such indemnification and insurance provisions. Copies of all sublicense agreements shall be provided promptly to HARVARD; provided that, LICENSEE may redact such sublicense agreements to omit confidential portions of such sublicense agreements (but shall not redact any such agreement so as to prevent HARVARD from confirming compliance by LICENSEE hereunder or reasonably exercise its rights under Paragraph 3.1 to approve such sublicenses)."

    (g)
    Paragraph 4.4 is hereby amended to add the following:

    "In the event that LICENSEE receives Sublicense Income with respect to a sublicensee's achievement of any milestone listed in this Section 4.4, amounts paid by LICENSEE to HARVARD under Section 4.5 on account of such Sublicense Income shall be creditable against any amounts payable by LICENSEE to HARVARD under Section 4.4 with respect to such milestone."

    (h)
    New Paragraph 4.8 is hereby added, as follows:

    "With respect to PATENT RIGHTS included in Appendix A as of the effective date of this Agreement, the parties agree that the relative valuation of such PATENT RIGHTS, on a case-by-case basis using the HARVARD Case Numbers indicated in Exhibit A are as follows unless modified per Section 7.3:

HARVARD Case No.	Relative Valuation (%)
1960	10
2210	30
2288	25
2360	10
2361	25
    (i)
    New Paragraph 4.9 is hereby added, as follows:

    "With respect to PATENT RIGHTS added to Appendix A pursuant to Amendment No. 2 to License Agreement, the parties agree that the relative valuation of such PATENT RIGHTS,

    on a case-by-case basis using the HARVARD Case Numbers indicated in Exhibit A are as follows unless modified per Section 7.3:

HARVARD Case No.	Relative Valuation (%)
2439	90
2445	10	"
    (j)
    New Paragraph 4.10 is hereby added, as follows:

      "It is understood and acknowledged by the parties that the relative valuations of HARVARD Cases within PATENT RIGHTS set forth in Paragraph 4.8 of this Agreement are applicable to the fair allocation among such Cases of amounts paid by LICENSEE to HARVARD pursuant to each of Paragraphs 4.1 and 4.3 and of any equity in LICENSEE transferred to HARVARD pursuant to Paragraph 4.7 and any proceeds of the sale thereof, but not of amounts paid by LICENSEE to HARVARD pursuant to any of Paragraphs 4.2, 4.4 and 4.5, to which the provisions of Paragraph 4.12 instead shall apply."

    (k)
    New Paragraph 4.11 is hereby added, as follows:

      "(a) It is understood and acknowledged by the parties that the relative valuations of HARVARD Cases within PATENT RIGHTS set forth in Paragraph 4.9 of this Agreement are applicable to the fair allocation among such Cases of amounts, other than reimbursement for patent costs, paid by LICENSEE to HARVARD as partial consideration for the second amendment of this Agreement and to the difference between amounts due under Paragraph 4.3 of the Agreement as originally executed and those due under Paragraph 4.3 as amended pursuant to Amendment No. 2 to License Agreement, but not to any amounts paid by LICENSEE to HARVARD pursuant to any of Paragraphs 4.2, 4.4 and 4.5, to which the provisions of Paragraph 4.12 instead shall apply.

      (b) It is further understood and acknowledged by the parties that no portion of any amount paid by LICENSEE to HARVARD pursuant to Paragraph 4.1 or of any equity in LICENSEE transferred to HARVARD pursuant to Paragraph 4.7 or of the proceeds of the sale thereof is attributable to either of HARVARD Case Nos. 2439 or 2445."

    (l)
    New Paragraph 4.12 is hereby added, as follows:

    "(a) LICENSEE shall identify to HARVARD the HARVARD Cases within PATENT RIGHTS that cover each LICENSED PRODUCT and shall inform HARVARD of the relative contribution of each such Case to the LICENSED PRODUCT that it covers as determined by LICENSEE in good faith in its discretion, so as to enable HARVARD to allocate fairly among such Cases any amounts paid by LICENSEE as royalties on NET SALES pursuant to Paragraph 4.2 of this Agreement or as milestone payments pursuant to Paragraph 4.4 of this Agreement.

    (b) LICENSEE shall identify to HARVARD the HARVARD Cases within PATENT RIGHTS that are the subject of each SUBLICENSE so that HARVARD can allocate fairly among such Cases any share of SUBLICENSE INCOME paid by LICENSEE to HARVARD pursuant to Paragraph 4.5 of this Agreement."

    (m)
    Exhibit A is hereby amended to read as per the attached.

    (n)
    New Paragraph 5.8 is hereby added, as follows:

    "Notwithstanding anything to the contrary contained in this Agreement, HARVARD shall have the right to share with MGH and HHMI any and all reports and other information provided to HARVARD by LICENSEE pursuant to this Article V or by LICENSEE and/or HARVARD's accountant pursuant to Article VI of this Agreement."

    (o)
    The second Paragraph 9.5 is hereby renumbered as Paragraph 9.6 and shall read as follows:

    "Paragraphs 6.1, 6.2, 6.3, 7.1, 8.5, 9.4, 9.5, 9.6, 10.2, 10.3, 10.5, 10.6, 10.8, 10.9 and 10.17 of this Agreement shall survive termination."

    (p)
    Paragraph 10.1 is hereby deleted in its entirety and replaced with the following:

    "Neither HARVARD nor MGH warrants the validity of the PATENT RIGHTS licensed hereunder or makes any representations whatsoever with regard to the scope of the licensed PATENT RIGHTS or that such PATENT RIGHTS or the KNOW-HOW may be exploited by LICENSEE, an AFFILIATE, or sublicensee without infringing other patents."

    (q)
    Paragraph 10.2 is hereby deleted in its entirety and replaced with the following:

    "HARVARD AND MGH EXPRESSLY DISCLAIM ANY AND ALL IMPLIED OR EXPRESS WARRANTIES AND MAKE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PATENT RIGHTS, KNOW-HOW OR INFORMATION SUPPLIED BY HARVARD, LICENSED PROCESSES OR LICENSED PRODUCTS CONTEMPLATED BY THIS AGREEMENT. Further, neither HARVARD nor MGH has made an investigation and makes any representation that any materials supplied by it or the method used in making or using such materials are free from liability for patent infringement."

    (r)
    Paragraph 10.3 is hereby deleted in its entirety and replaced with the following:

    "IN NO EVENT SHALL HARVARD OR MGH BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR EXPECTED SAVINGS OR OTHER ECONOMIC LOSSES, OR FOR INJURY TO PERSONS OR PROPERTY) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS WHETHER HARVARD OR MGH KNOWS OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES. EACH OF HARVARD'S AND MGH'S AGGREGATE LIABILITY FOR ALL DAMAGES OF ANY KIND RELATING TO THIS AGREEMENT OR ITS SUBJECT MATTER SHALL NOT EXCEED THE AMOUNT PAID TO IT UNDER OR AS A RESULT OF THIS AGREEMENT. The foregoing exclusions and limitations shall apply to all claims and actions of any kind, whether based on contract, tort (including but not limited to negligence), or any other grounds."

    (s)
    Subparagraph 10.5(a) is hereby redesignated Subparagraph 10.5(a)(i) and amended such that each reference therein to "this Section" or "this Section 10.4" is replaced with "this Subparagraph 10.5(a)(i)."

    (t)
    New Subparagraph 10.5(a)(ii) is hereby added, as follows:

    "LICENSEE shall indemnify, defend by counsel reasonably acceptable to HHMI and hold harmless HHMI and its current and former trustees, officers, employees, and agents (collectively, the "HHMI INDEMNITEES"), from and against any claim, liability, cost, expense, damage, deficiency, loss or obligation of any kind or nature (including, without limitation, reasonable attorney's fees and other costs and expenses of litigation) (collectively, "Claims"), based upon, arising out of, or otherwise relating to this Agreement, including without limitation any cause of action relating to product liability."

    (u)
    Subparagraph 10.5(c) is hereby deleted and replaced in its entirety with the following:

    "Beginning at the time any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by LICENSEE or by a sublicensee, AFFILIATE or agent of LICENSEE, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate and naming the INDEMNITEES and

    HHMI 1NDEMNITEES as additional insureds. During clinical trials of any such product, process or service, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in such equal or lesser amount as HARVARD shall require consistent with its internal policies, naming the INDEMNITEES and HHMI INDEMNITEES as additional insureds. Such commercial general liability insurance shall provide: (i) product liability coverage; and (ii) broad form contractual liability coverage for LICENSEE's indemnification under this Agreement. If LICENSEE elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate) such self-insurance program must be acceptable to HARVARD and the Risk Management Foundation of the Harvard Medical Institutions, Inc. in their reasonable discretion. The minimum amounts of insurance coverage required shall not be construed to create a limit of LICENSEE's liability with respect to its indemnification under this Agreement."

    (v)
    Paragraph 10.6 is hereby deleted and replaced in its entirety with the following:

    "LICENSEE shall not use HARVARD's, MGH's or HHMI's name or insignia, or any adaptation of them, or the name of any of HARVARD's, MHG's or HHMI's inventors or employees in any advertising, promotional or sales literature without the prior written approval of HARVARD, MGH or HHMI, as applicable."

    (w)
    Paragraph 10.9 is hereby deleted and replaced in its entirety with the following:

    "LICENSEE shall comply with all applicable laws and regulations. In particular, it is understood and acknowledged that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations among other things, prohibit or require a license for the export of certain types of technical data to certain specified countries. LICENSEE hereby agrees and gives written assurance that it will comply with all United States laws and regulations controlling the export of commodities and technical data, that it will be solely responsible for any violation of such by LICENSEE or its AFFILIATES or sublicensees, and that it will defend and hold HARVARD, MGH and HHMI harmless in the event of any legal action of any nature occasioned by such violation."

    (x)
    Paragraph 10.13 is hereby deleted and replaced in its entirety with the following:

    "In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties shall try to settle such conflict amicably between themselves. Subject to the limitations stated in the final two sentences of this Paragraph 10.13, any such conflict which the parties are unable to resolve promptly shall be settled through arbitration conducted in accordance with the rules of the American Arbitration Association. The demand for arbitration shall be filed within a reasonable time after the controversy or claim has arisen, and in no event after the date upon which institution of legal proceedings based on such controversy or claim would be barred by the applicable statute of limitation. Such arbitration shall be held in Boston, Massachusetts. The award through arbitration shall be final and binding. Either party may enter any such award in a court having jurisdiction or may make application to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the foregoing, any party may, without recourse to arbitration, assert against another party a third-party claim or cross-claim in any action brought by a third party, to which the subject matter of this Agreement may be relevant. Notwithstanding anything in this Paragraph 10.13 to the contrary, arbitrations of any disputes affecting the rights or property of HHMI shall be nonbinding."

    (y)
    New Paragraph 10.17 is hereby added, as follows:

    "The parties acknowledge and agree that HHM1 is not a party to this Agreement and has no liability to any LICENSEE, AFFILIATE of LICENSEE, a sublicensee or any user of any technology covered by this Agreement, but HHMI is an intended third-party beneficiary of this Agreement and certain of its provisions are for the benefit of HHMI and are enforceable by HHMI in its own name."

    (z)
    In partial consideration for this Amendment No. 2 and the rights granted to LICENSEE hereunder with respect to the inventions described and claimed in Harvard Case Nos. 2439 and 2445:

    (i)
    Within fifteen (15) days of the date of this Amendment No. 2:

    A.
    LICENSEE shall pay to HARVARD a non-cancellable, non-refundable, non-creditable fee of ten thousand U.S. dollars (U.S. $10,000), and

    B.
    LICENSEE shall reimburse HARVARD for all costs accrued through the date of this Amendment No. 2 for the preparation, filing, prosecution and maintenance of PATENT RIGHTS that cover Harvard Case Nos. 2439 and 2445;

    (ii)
    Paragraph 4.3 is hereby deleted and replaced in its entirety with the following:

    "No later than each of the anniversaries of the effective date of this Agreement specified below, LICENSEE shall pay to HARVARD a non-refundable license maintenance royalty and/or advance on royalties equal to the amount for the applicable anniversary specified below. Such payments may be credited against running royalties due for that calendar year and Royalty Reports shall reflect such a credit. Such payments shall not be credited against milestone payments (if any) nor against royalties due for any subsequent calendar year.

Anniversary	Amount
2nd	[*]
3rd through 5th	[*]
6th through 10th	[*]
11th and all subsequent	[*]

    For allocation purposes, the parties agree that [*] of the total payment due on the 3rd through 5th anniversaries shall be attributable to the PATENT RIGHTS added under this Amendment No. 2, and that [*] of the total payment due on the 6th anniversary and all subsequent anniversaries shall be attributable to the PATENT RIGHTS added under this Amendment No. 2."

        2.    Definitions.    Capitalized terms used in this Amendment No. 2 that are not otherwise defined herein shall have the meanings set forth in the License Agreement.

        3.    General.    All other terms and conditions of the License Agreement, as amended by Amendment No. 1, shall remain unchanged and in full force and effect.

Signatures appear on next page.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date first set forth above.

For:

PRESIDENT AND FELLOWS OF HARVARD COLLEGE	SIRTRIS PHARMACEUTICALS, INC.
/s/ ISAAC T. KOHLBERG Senior Associate Provost Chief Technology Development Officer Office of Technology Development Harvard University	/s/ GAREN BOHLIN Garen Bohlin Chief Operating Officer
THE GENERAL HOSPITAL CORPORATION D/B/A MASSACHUSETTS GENERAL HOSPITAL
/s/ REBECCA MENAPACE Rebecca Menapace, MBA Associate Director Corporate Sponsored Research and Licensing

EXHIBIT A

[*]

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  Exhibit 10.20